LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned, being subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to ownership of securities of NYSE Euronext
(the "Corporation"), hereby constitutes and appoints, individually, each of Janet Kissane, Sudhir Bhattacharyya, Pia Bennett and any other person holding the title of Corporate Secretary, Deputy or Associate Corporate Secretary, Vice President ? Legal, Deputy General Counsel or General Counsel of the Corporation, as the undersigned's true and lawful attorneys-in-fact and agents, with the power and in the undersigned's name, place and stead, to:

	(i) prepare, execute and file, with the United States Securities and Exchange Commission ("SEC"), any United States stock exchange or any other authority, for and on behalf of the undersigned, in connection with transactions in the Corporation's securities, any and all forms, reports or documents (including exhibits and amendments thereto), required to be made pursuant to Section 16(a) of the Act or the related rules of the SEC;

	(ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable for the preparation and timely filing of any such forms, reports or documents with the SEC, any United States stock exchange, and any other authority; and

	(iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney ("POA") shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this POA and the rights and powers herein granted.

	This POA shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to
Section 16 of the Act with respect to the undersigned's holdings of the Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. A copy of this POA shall be filed with the SEC and with any applicable United States stock exchange or similar authority. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

	This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned?s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

       NOTE: Individuals executing this document in the State of New York should note the New York statutory disclosures included below and have a notary public complete the acknowledgements following.


             IN WITNESS WHEREOF, the undersigned has caused this POA to be executed as of this 28th day of June, 2010.

	/s/Claudia Crowley
Name: Claudia Crowley


   STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS
EXECUTING POWERS OF ATTORNEY IN THE STATE OF NEW YORK

   The statutory disclosures entitled ?CAUTION TO THE PRINCIPAL?
and ?IMPORTANT INFORMATION FOR THE AGENT? are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney or the Section 16 reporting obligations. For the sake of clarity, notwithstanding anything to the contrary herein, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the principal?s money or sell or dispose of the principal?s property during the principal?s lifetime.

     CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the ?principal,? you give the person whom you choose (your ?agent?) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

  	When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. ?Important
Information for the Agent? at the end of this document describes your agent?s responsibilities.

	Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

	You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

	Your agent cannot make health care decisions for you. You may execute a ?Health Care Proxy? to do this.

   The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

   If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.


IMPORTANT INFORMATION FOR THE AGENT:

   When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
   (1) act according to any instructions from the principal, or, where there are no instructions, in the principal?s best interest;
   (2) avoid conflicts that would impair your ability to act in the principal?s best interest;
   (3) keep the principal?s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
   (4) keep a record or all receipts, payments, and transactions conducted for the principal; and
   (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal?s name and signing your own name as ?agent? in either of the following manner:
(Principal?s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal?s Name).

   You may not use the principal?s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal?s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal?s guardian if one has been appointed. If there is anything about this document or our responsibilities that you do not understand, you should seek legal advice.

   Liability of agent:
   The meaning of the authority given to you is defined in New
York?s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.


ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	COUNTY OF New York	ss.:
On the 28th day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Claudia Crowley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel
(Signature of Notary Public)




Acceptance of Authority Granted by Individuals Executing Powers of Attorney in New York

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

Date: 6/28/10

/s/ Janet M. Kissane
Janet M. Kissane
SVP ? Legal & Corporate Secretary, NYSE
Euronext


The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

Date:6/28/10

/s/Sudir Bhattacharyya
Sudhir Bhattacharyya
Vice President ? Legal, NYSE Euronext


The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

Date:6/28/10

/s/Pia Bennett
Pia Bennett
Associate Corporate Secretary, NYSE
Euronext






ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	COUNTY OF New York	ss.:
On the 28th day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Janet M. Kissane, SVP ? Legal & Corporate Secretary of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/s/Pier Tisdel
(Signature of Notary Public)


ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	COUNTY OF New York	ss.:
On the 28th day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Sudhir Bhattacharyya, Vice President - Legal of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/s/ Pier Tisdel
(Signature of Notary Public)







ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	COUNTY OF New York	ss.:
On the 28th day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Pia Bennett, Associate Corporate Secretary of NYSE Euronext, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/s/ Pier Tisdel
(Signature of Notary Public)